Exhibit 99.1

TSX:IN NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed to Present at Virtual Conferences in March 2021

Vancouver, BC – March 3rd, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM; TSX:IN), a clinical-stage company developing cannabinoid-based pharmaceutical drug candidates targeting diseases with high unmet medical need and leading the clinical development of cannabinol (“CBN”), today announced that Eric A. Adams, President and CEO of InMed, will be presenting at investor conferences in March 2021. The details of each conference are included below.

H.C. Wainwright Global Life Sciences Conference

Date: March 9-10th

Presentation Details: The company presentation will be available on demand beginning March 9th at 7am EST, and can be found at the below link. The presentation will be archived for 90 days following the conclusion of the event.

Presentation Link: https://journey.ct.events/view/d9d5aa94-1651-4380-9c75-b8bf018118e6

33rd Annual ROTH Conference

Date: March 15-17th

Presentation Details: Company CEO Eric A. Adams will participate in a Fireside Chat with ROTH analyst Scott Henry, CFA.

Fireside Chat Date/Time: Monday, March 15th at 4:30pm EST

Fireside Chat Link: https://wsw.com/webcast/roth35/inm/1678644

For 1x1s meetings with Management, conference participants can send a request to info@inmedpharma.com. Information on each event, as well as links to presentations as they become available, will be posted on InMed’s event page, which can be found at: www.inmedpharma.com/about/events.

About InMed: InMed Pharmaceuticals is a clinical-stage company developing a pipeline of cannabinoid-based pharmaceutical drug candidates, initially focused on the therapeutic benefits of cannabinol (“CBN”), in diseases with high unmet medical need. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

Investor Contact: Edison Group
Joe Green/Laine Yonker
T: +1.646.653.7030/+1.646.653.7035
E: jgreen@edisongroup.com
lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: presenting at conferences in March 2021, including the H.C. Wainwright Global Life Sciences Conference and the 33rd Annual ROTH Conference; leading the way in the clinical development of cannabinol (CBN); developing a pipeline of cannabinoid-based pharmaceutical drug candidates in diseases with high unmet medical need; and delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

NEITHER THE TORONTO STOCK EXCHANGE NOR ITS REGULATIONS SERVICES PROVIDER HAVE REVIEWED OR ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.